                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     April 17, 2000
                                                 -------------------------------

                              Wolfpack Corporation
      --------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                           56-2086188
------------------------------------              -----------------------------
    (State or other jurisdiction                           (IRS Employer
  of incorporation or organization)                      Identification No.)


   17 Glenwood Avenue, Raleigh, North Carolina                  27603
--------------------------------------------------------------------------------
    (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number:          (919) 831-1351
                              -------------------------------


                                Not Applicable
     ----------------------------------------------------------------------
        (Former Name or Former Address, If Changed since Last Report.)

Item 1.  Changes in Control of Registrant.

(a)     Not Applicable.

(b) Wolfpack Corporation ("Wolfpack") has entered into three agreements to acquire JetCo Communications Corporation, a Texas corporation, ("JetCo"). Under the agreements, Wolfpack will acquire a majority of the issued and outstanding capital stock of JetCo, including its subsidiaries, which do business under the names E-Z Fon Services, Inc. ("E-Z Fon") and E-Z Wireless, Inc. ("E-Z Wireless"). JetCo shareholders will receive 10,001,850 shares of newly issued common stock of Wolfpack. Under the terms of the agreements, JetCo shareholders will own approximately 57% of the capital stock of Wolfpack on a fully diluted basis. The acquisition is subject to several conditions, including JetCo acquiring businesses with revenues of an aggregate of at least $1,000,000.

E-Z Fon provides prepaid local telephone service to just over 1,100 customers in Texas. Revenues for the first quarter were approximately $206,000 and net profits were approximately $33,000. Revenues for last year were approximately $211,000 with a net loss of approximately $9,000.

E-Z Wireless is a prepaid cellular phone service provider operating in Texas and has service agreements in seven other states. Revenues were approximately $115,000 for the first quarter and $122,000 from inception (July 1999) through December 1999. E-Z Wireless broke even during those periods.

JetCo plans to acquire several customer bases and distribution channels in Texas and throughout the United States with the goal of obtaining 50,000 customers by the end of 2000.

JetCo has also developed proprietary Integrated Communications Provider software, which JetCo anticipates will be completed during the second quarter. The software, along with the anticipated new service agreements will enable E-Z Fon to provide local phone service, long distance, wireless, paging, Internet and satellite television services to both prepaid and conventional invoiced residential customers.

Wolfpack has also acquired 7,000,000 shares of JetCo common stock at an effective price of $.10 per share for the purpose of financing the JetCo acquisitions, including the acquisition of the E-Z Fon business operations. The 7,000,000 shares of JetCo acquired by Wolfpack is approximately 43% of JetCo's outstanding common stock. Wolfpack was granted an option to purchase up to 5,500,000 shares of the common stock of JetCo at $0.10 per share until June 30, 2001, or the option may terminate earlier if JetCo closes the acquisitions by June 30, 2000. Wolfpack has exercised a portion of the option. Of the 7,000,000 shares of JetCo common stock owned by Wolfpack, 3,000,000 shares were acquired by exercising a portion of the Option. Under the Option, there are remaining 2,500,000 shares of JetCom common stock which Wolfpack may purchase at $0.10 per share prior to the termination of the Option.

Item 2.  Acquisition or Disposition of Assets.

See response to Item 1(b) above.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements - The financial statements required to be filed under Item 7 of Form 8-K shall be filed within 60 days of the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information - The pro forma financial information required to be filed under Item 7 of Form 8-K shall be filed within 60 days of the date this Current Report on Form 8-K is required to be filed.

(c)      Exhibits

10.1 Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of January 13, 2000
10.2 Addendum to the Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of March 15, 2000
10.3 Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of March 31, 2000
10.4 Common Stock Purchase Agreement by and among William W. Evans, Ira A. Hunt, Jr., John Patrick Wellington, Michelle Maidenberg and Wolfpack Corporation dated as of March 31, 2000
10.5     Press Release dated April 20, 2000

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WOLFPACK CORPORATION




Date: April 21, 2000                   By: /s/ PETER L. COKER
                                       ------------------------------
                                       Peter L. Coker
                                       President

Exhibit Index


10.1 Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of January 13, 2000
10.2 Addendum to the Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of March 15, 2000
10.3 Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of March 31, 2000
10.4 Common Stock Purchase Agreement by and among William W. Evans, Ira A. Hunt, Jr., John Patrick Wellington, Michelle Maidenberg and Wolfpack Corporation dated as of March 31, 2000
10.5     Press Release dated April 20, 2000